FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is entered into as of December 19, 2018, by and among TEXAS OIL & CHEMICAL CO. II, INC., a Texas corporation (“Borrower”), certain subsidiaries of the Borrower party hereto, as guarantors (the “Guarantors”), the lenders from time to time party hereto (the “Lenders”), Citibank, N.A., as an L/C Issuer, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Swingline Lender and an L/C Issuer.

RECITALS

A.Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto are parties to that certain Amended and Restated Credit Agreement dated as of October 1, 2014 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of February 20, 2015, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of March 28, 2017, that certain Third Amendment to Amended and Restated Credit Agreement dated as of July 25, 2017, and that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of July 31, 2018 (the “Credit Agreement” and the Credit Agreement, as modified by this Amendment, the “Amended Credit Agreement”)).
B.Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement, and the Administrative Agent and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions set out in this Amendment.
AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. Unless otherwise defined in this Amendment, each capitalized term used but not otherwise defined herein has the meaning given such term in the Amended Credit Agreement.
2.    Amendments to the Credit Agreement. On the Effective Date:
(a)    Section 1.01 of the Credit Agreement is amended to delete the definition of “Applicable Rate” and replace it as follows:
“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio), it being understood that the Applicable Rate for (a) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the column “Revolving Loans” and “Base Rate”, (b) Revolving Loans that are Eurodollar Rate Loans shall be the percentage set forth under the column “Revolving Loans” and “Eurodollar Rate & Letter of Credit Fee”, (c) that portion of the Term Loan comprised of Base Rate Loans shall be the percentage set forth under the column “Term Loan” and “Base Rate”, (d) that portion of the Term Loan comprised of Eurodollar Rate Loans shall be the percentage set forth under the column “Term Loan” and “Eurodollar Rate & Letter of Credit Fee”, (e) the Letter of Credit Fee shall be the percentage set forth under the column “Revolving Loans” and “Eurodollar Rate & Letter of Credit Fee”, and (f) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”:

Level	Consolidated Leverage Ratio	Eurodollar Rate & Letter of Credit Fee		Base Rate		Commitment Fee
		Revolving Loans	Term Loans	Revolving Loans	Term Loans
1	Less than 1.00 to 1.00	1.25%	1.25%	0.25%	0.25%	0.20%
2	Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	1.75%	1.75%	0.75%	0.75%	0.20%
3	Greater than or equal to 2.00 to 1.00 but less than 3.00 to 1.00	2.00%	2.00%	1.00%	1.00%	0.25%
4	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	2.25%	2.25%	1.25%	1.25%	0.30%
5	Greater than or equal to 3.50 to 1.00	2.50%	2.50%	1.50%	1.50%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 6.02(a), then, upon the request of the Required Lenders, Pricing Level 5 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered. In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the Applicable Rate shall apply.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b). Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.
(b)    Section 1.01 of the Credit Agreement is amended to amend and restate the definition of “Consolidated EBITDA” as follows:
“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Loan Parties in accordance with GAAP, Consolidated Net Income for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense; (iv) out of pocket severance and restructuring expenses up to an amount not to exceed $1,000,000 in the aggregate and (v) other non-recurring expenses reducing such Consolidated Net Income which (A) do not represent a cash item in such period or any future period (in each case of or by the Loan Parties for such Measurement Period) and (B) are approved in writing by the Administrative Agent, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits; and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Loan Parties for such Measurement Period) which are approved in writing by the Administrative Agent.
(c)    Section 7.11(a) of the Credit Agreement is deleted and replaced with the following:
(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
December 31, 2018	4.75 to 1.00
March 31, 2019	4.25 to 1.00
June 30, 2019	4.00 to 1.00
September 30, 2019	3.75 to 1.00
December 31, 2019 and each fiscal quarter thereafter	3.50 to 1.00
Notwithstanding the foregoing, commencing with the fiscal quarter ending December 31, 2019, upon Administrative Agent’s receipt of a Covenant Reset Notice, the maximum Consolidated Leverage Ratio permitted under this Section 7.11(a) shall be (a) automatically increased from (i) 3.50 to 1:00 to 4.00 to 1:00 commencing in the fiscal quarter in which the Qualified Acquisition is consummated and continuing for the two fiscal quarters immediately thereafter, (ii) 3.50 to 1:00 to 3.75 to 1:00 for the next fiscal quarter immediately thereafter (such periods of increased Consolidated Leverage Ratios, a “Covenant Reset Period”), and (b) reset to 3.50:1:00 for the next fiscal quarter immediately thereafter and at all other times when the Borrower is not in a Covenant Reset Period; provided, that, the Borrower shall provide to the Administrative Agent such details with respect to such Qualified Acquisitions as the Administrative Agent, in its reasonable discretion, shall request; provided, further, that before any subsequent increase in the Consolidated Leverage Ratio may be effected as a result of an additional Covenant Reset Notice, the Borrower shall have delivered to the Administrative Agent an executed Compliance Certificate that shall evidence the Borrower’s compliance with a Consolidated Leverage Ratio of 3.50 to 1:00 for a full fiscal quarter following the end of the most recent Covenant Reset Period before becoming entitled to provide Administrative Agent with such additional Covenant Reset Notice; provided, further, that each Covenant Reset Notice must comply with the other requirements of this Section 7.11(a).
3.    Effectiveness of this Amendment. This Amendment shall be effective as of the date (the “Effective Date”) once all of the following have been satisfied or delivered to the Administrative Agent and the Lenders, as applicable, in each case, in Proper Form:
(a)Execution of Amendment; Loan Documents. This Amendment executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender.

(b)Officer’s Certificate. An Officer’s Certificate, dated the Effective Date, certifying as to the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party, the good standing, existence or its equivalent of each Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party.

(c)Fees and Expenses. All fees and expenses, if any, owing to the Administrative Agent and the Lenders pursuant to that certain letter agreement, dated as of the date hereof, among Borrower and the Administrative Agent for the benefit of the Lenders.

(d)Additional Information. Such additional information and materials which the Administrative Agent and/or any Lender shall reasonably request or require.

4.    Representations and Warranties. Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders on and as of the Effective Date hereof that (a) it possesses the requisite power and authority to execute and deliver this Amendment, (b) this Amendment has been duly authorized and approved by the requisite corporate action on the part of Borrower or such Guarantor, (c) no other consent of any Person (other than the Administrative Agent and the Lenders) that has not been obtained is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (f) after giving effect to this Amendment, it is in compliance with all covenants and agreements contained in each Loan Document to which it is a party, (g) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (h) that each Loan Document to which it is a party remains in full force and effect and is the legal, valid, and binding obligations of Borrower or such Guarantor enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing.
5.    Scope of Amendment; Reaffirmation; RELEASE. Except as expressly modified by this Amendment, all references to the Credit Agreement shall refer to the Amended Credit Agreement. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Amended Credit Agreement and any other Loan Document, the terms of the Amended Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Amended Credit Agreement. As MATERIAL PART OF THE CONSIDERATION FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AMENDMENT, BORROWER AND EACH GUARANTOR HEREBY RELEASES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT AND EACH LENDER (AND THEIR SUCCESSORS, ASSIGNS, AFFILIATES, OFFICERS, MANAGERS, DIRECTORS, EMPLOYEES, AND AGENTS) FROM ANY AND ALL CLAIMS, DEMANDS, DAMAGES, CAUSES OF ACTION, OR LIABILITIES FOR ACTIONS OR OMISSIONS (WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER DIRECT OR INDIRECT) IN CONNECTION WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE DATE OF THIS AMENDMENT, WHETHER OR NOT HERETOFORE ASSERTED, AND WHICH BORROWER OR ANY GUARANTOR MAY HAVE OR CLAIM TO HAVE AGAINST ADMINISTRATIVE AGENT OR ANY LENDER.
6.    Miscellaneous.
(a)    Binding Effect. The Amended Credit Agreement shall be binding upon and inure to the benefit of each of the undersigned and their respective legal representatives, successors and permitted assigns.
(b)    No Waiver of Defaults. This Amendment does not constitute a waiver of, or a consent to, any present or future violation of or default under, any provision of the Loan Documents, or a waiver of the Administrative Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.
(c)    Form. Each agreement, document, instrument or other writing to be furnished to the Administrative Agent or any Lender under any provision of this Amendment must be in form and substance reasonably satisfactory to the Administrative Agent.
(d)    Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.
(e)    Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay or reimburse the Administrative Agent on demand for all its reasonable and invoiced (with separate invoices for each service provider) out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable and invoiced fees and disbursements of the Administrative Agent’s counsel.
(f)    Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories have signed the same document. All counterparts must be construed together to constitute one and the same instrument. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower, each Guarantor, the Administrative Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
(g)    Governing Law. This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.
7.    Entirety. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, THE GUARANTORS, THE LENDERS AND THE ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Remainder of Page Intentionally Blank.
Signature Pages to Follow.

This Amendment is executed as of the Effective Date.

BORROWER:

TEXAS OIL & CHEMICAL CO. II, INC.

By: /s/ S. Sami Ahmad
Name: S. Sami Ahmad
Title: Treasurer

GUARANTORS:

SOUTH HAMPTON RESOURCES, INC.

By: /s/ S. Sami Ahmad
Name: S. Sami Ahmad
Title: Treasurer

GULF STATE PIPE LINE COMPANY, INC.

By: /s/ S. Sami Ahmad
Name: S. Sami Ahmad
Title: Treasurer

TRECORA CHEMICAL, INC.

By: /s/ S. Sami Ahmad
Name: S. Sami Ahmad
Title: Treasurer
ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Anthony W. Kell
Name: Anthony W. Kell
Title: Vice President
LENDER:

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

By: /s/ Adam Rose
Adam Rose
Senior Vice President
LENDER:

CITIBANK, N.A.,
as a Lender and L/C Issuer

By: /s/ Michael Foster
Name: Michael Foster
Title: Senior Vice President

LENDER:

BMO HARRIS BANK N.A.,
as a Lender

By: /s/ Jason Deegan
Name: Jason Deegan
Title: Vice President

LENDER:

CAPITAL ONE, N.A.,
as a Lender

By: /s/ Lewis H. Gissel III
Name: Lewis H. Gissel III
Title: Senior Vice President
LENDER:

REGIONS BANK,
as a Lender

By: /s/ Philip A. Ugalde
Name: Philip A. Ugalde
Title: Senior Vice President